UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 14, 2011

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina		27517
(Address of Principal Executive Offices)		(Zip Code)

(919) 913-1030

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2011, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of POZEN Inc. (the “Company”) approved the following annual base salaries effective at the close of business on March 15, 2011 and annual incentive awards attributable to 2010 performance for certain named executive officers of the Company as set forth below:

Name	Position	2011 Base Salary		Cash Bonus	Number of Stock Options		LTIP Cash Award		LTIP Options		LTIP Restricted Stock Units
John R. Plachetka	Chairman, President and Chief Executive Officer	$558,300	(1)	$315,500	—		$510,000	(2)	171,717	(3)(4)	110,870	(4)(5)

William L. Hodges	Chief Financial Officer and Senior Vice President, Finance and Administration	$296,200	(1)	$103,000	45,000	(4)	—		—

Elizabeth Cermak	Executive Vice President and Chief Commercial Officer	$306,200	(1)	$106,500	45,000	(4)	—		—		—

Gilda M. Thomas	Senior Vice President and General Counsel	$274,300	(1)	$95,400	45,000	(4)	—		—		—

John Fort	Chief Medical Officer	$334,200	(1)	$107,500	45,000	(4)	—		—		—

(1)	Represents approximately a 3.0% increase in annual base salaries; effective March 16, 2011 (Dr. Fort received an additional $25,000 salary increase).
(2)	Dr. Plachetka’s Long Term Incentive Plan cash award shall vest annually over a three year period, beginning March 15, 2011.
(3)	Dr. Plachetka’s Long Term Incentive Plan option grant shall vest 25% annually over four years commencing upon the first anniversary of the date of grant, subject to continued employment or service to the Company.
(4)	Grant date was March 15, 2011.
(5)	Dr. Plachetka’s Long Term Incentive Plan restricted stock units grant shall vest 25% annually over four years commencing upon the first anniversary of the date of grant, subject to continued employment or service to the Company. Once vested, the restricted stock units are payable when Dr. Plachetka ceases to be employed by or perform services for the Company; provided that to the extent required to comply with IRS Section 409A, the shares will not be issued until a date that is six months after Dr. Plachetka has ceased to be employed by or provide services to the Company.

Each of the stock options described above were granted on March 15, 2011 pursuant to, and subject to, the terms of the Company’s 2010 Omnibus Equity Compensation Plan (the “Equity Plan”). The stock options (i) have a ten-year term, (ii) have an exercise price equal to the closing sale price of the Company’s common stock, as reported on the NASDAQ Global Market, on the date of grant, March 15, 2011, (iii) vest 25% annually over four years commencing upon the first anniversary of the date of grant, subject in each case to continued employment or service to the Company, and (iv) otherwise be granted on the same standard terms and conditions as other stock options granted pursuant to the Equity Plan.

The adjustments to base salary and other awards described above were made in connection with each such executive officer’s annual performance review. The annual cash bonuses and stock options were awarded in the discretion of the Compensation Committee and were based on each executive officer’s annual cash bonus and stock option targets, as established by the Compensation Committee, and the Compensation Committee’s evaluation of the performance of each executive officer. As a part of this performance evaluation, the Compensation Committee considered the achievement of the Company’s corporate goals and other significant accomplishments as well as the achievement of the executive officer’s individual goals during the year. The cash bonus target of each of the above-named executive officers, except Dr. Plachetka was 40% of his or her actual base salary paid in 2010, and the target stock option award was 50,000 options. Dr. Plachetka’s cash bonus target was 65% of his 2010 annual base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN INC.

By:	/s/ William L. Hodges
	Name:	William L. Hodges
	Title:	Chief Financial Officer

Date: March 16, 2011